UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10003 Woodloch Forest Drive
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Disposition of Assets.

On December 30, 2016, Huntsman Investments (Netherlands) BV (“HIBV”), a wholly-owned subsidiary of Huntsman Corporation (the “Company”), completed the previously announced sale of HIBV’s European surfactants manufacturing facilities and related assets for an enterprise value of $225 million to Innospec International LTD (“Innospec”), a wholly-owned subsidiary of Innospec Inc., pursuant to the Share and Asset Purchase Agreement entered into by and between HIBV and Innospec dated October 25, 2016, which was amended and restated on December 22, 2016 to make minor clarifications (the “Agreement”).

The Agreement contains customary representations, warranties, and covenants and provides for indemnification rights with respect to a breach of a representation, warranty or covenant by either party, as well as for other specified matters.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or HIBV. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 7.01  Regulation FD.

In connection with the completion of the transaction referred to in Item 2.01 above, on December 30, 2016, the Company issued a press release. The press release is attached herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Number	Description of Exhibits

2.1*	Amended and Restated Share and Asset Purchase Agreement, dated as of December 22, 2016 by and between Huntsman Investments (Netherlands) B.V. and Innospec International LTD.

99.1	Press release dated December 30, 2016.

*

Certain schedules to the Amended and Restated Share and Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ Russell R. Stolle
Assistant Secretary

Dated: January 4, 2017

EXHIBIT INDEX

Number	Description of Exhibits

2.1*	Amended and Restated Share and Asset Purchase Agreement, dated as of December 22, 2016 by and between Huntsman Investments (Netherlands) B.V. and Innospec International LTD.

99.1	Press release dated December 30, 2016.

*

Certain schedules to the Amended and Restated Share and Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.